Registration Statement No.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32173 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Registration Statement No. 333-74577 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 401K Retirement Savings Plan, Registration Statement No. 333-32175 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan, Registration Statement No. 333-68596 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Registration Statement No. 333-183909 on Form S-8 pertaining to the Bank of the Ozarks, Inc. Stock Option Plan, Registration Statement No. 333-183910 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan, Registration Statement No. 333-194720 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan, and Registration Statement No. 333-194721 on Form S-8 pertaining to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan of our reports dated February 27, 2015 with respect to the Consolidated Financial Statements of Bank of the Ozarks, Inc. and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Bank of the Ozarks, Inc. for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Atlanta, Georgia

February 27, 2015